UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2023

ARCH THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54986	46-0524102
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

235 Walnut Street, Suite 6 Framingham, Massachusetts		01702
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:
(617) 431-2313

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N|A	N|A	N|A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to the Rights of Security Holders.

The information contained in Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 21, 2023, the Company amended its Articles of Incorporation by filing a Certificate of Amendment (the “Certificate of Amendment”) with the Secretary of State of Nevada to increase the total number of authorized shares of common stock, par value $0.001 per share, from 12,000,000 to 350,000,000, and to authorize 5,000,000 shares of “blank check” preferred stock, par value $0.001 per share. The Certificate of Amendment was authorized by the Board of Directors on July 18, 2023, and the amendments to the Company’s Articles of Incorporation were approved by the Company’s stockholders on August 22, 2023.

The foregoing description of the Certificate of Amendment is a summary of the material terms thereof, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed with this report as Exhibit 3.1, and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits

As described above, the following exhibits are being filed herewith:

Exhibit No.	Description

3.1	Certificate of Amendment of Articles of Incorporation, as amended, of Arch Therapeutics, Inc., effective September 21, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH THERAPEUTICS, INC.

Dated: September 27, 2023	By:	/s/ Terrence W. Norchi, M.D.
Name: Terrence W. Norchi, M.D. Title: President, Chief Executive Officer